                                                                    EXHIBIT 10.9
                                                                  EXECUTION COPY

                              PERFORMANCE GUARANTY

     This Performance Guaranty (this "Guaranty"), dated as of February 28, 2003, is executed by TRW Automotive Acquisition Corp., a Delaware corporation ("TRW
Acquisition") and by each of the Persons identified on Schedule IV (such
Persons, together with TRW Acquisition, collectively, the "Performance
Guarantors" and each a "Performance Guarantor") in favor of TRW Automotive
Receivables LLC, a Delaware limited liability company (the "Transferor"), TRW
Automotive Global Receivables LLC, a Delaware limited liability company (the
"Borrower"), and JPMorgan Chase Bank, as administrative agent on behalf of the
Secured Parties under the Receivables Loan Agreement referred to below (in such capacity, the "Administrative Agent"; the Transferor, the Borrower, the
Administrative Agent (on behalf of itself and the other Secured Parties) and their respective successors and assigns being referred to herein, collectively, as the "Recipients"). TRW Automotive Europe Receivables Limited, a limited liability company incorporated under the laws of Ireland (the "European
Purchaser") may be added as a party hereto as a Recipient hereunder upon the agreement of the other parties hereto and in accordance with the terms of the
Receivables Loan Agreement.

                                    RECITALS

     1. The European Purchaser may enter into the European Originator Purchase
Agreements with the European Originators, pursuant to which the European
Originators, subject to the terms and conditions contained therein, may from time to time sell all of their respective right, title and interest in their respective Receivables to the European Purchaser.

     2. In order to finance its purchases of Receivables from the European
Originators pursuant to the European Originator Purchase Agreements, the
European Purchaser may enter into the European Loan Agreement pursuant to which the Transferor, subject to the terms and conditions contained therein, may from time to time make loans to the European Purchaser.

     3. The Transferor has entered into the North American Originator Purchase
Agreement with the North American Originators, pursuant to which the North
American Originators, subject to the terms and conditions contained therein, have sold and will continue to sell all of their respective right, title and interest in their respective Receivables to the Transferor.

     4. In order to (a) obtain the funds with which to make loans to the
European Purchaser pursuant to the European Loan Agreement and (b) finance its purchases of Receivables from the North American Originators pursuant to the
North American Originator Purchase Agreement, the Transferor has entered into the Transfer Agreement pursuant to which the Transferor, subject to the terms and conditions contained therein, has sold and will continue to sell all of its right, title and interest in (x) the Receivables acquired by the Transferor pursuant to the North American Originator Purchase Agreement and (y) the loans funded by the Transferor pursuant to the European Loan Agreement, to the
Borrower.

     5. In order to fund its purchases under the Transfer Agreement, the
Borrower has entered into the Receivables Loan Agreement of even date herewith
(as amended, restated, supplemented or otherwise modified from time to time, the
"Receivables Loan Agreement") among the Borrower, the parties thereto as
"Conduit Lenders," "Committed Lenders" and "Funding Agents" and the
Administrative Agent, pursuant to which the Conduit Lenders may, in their sole discretion, make Loans requested by the Borrower from time to time, and if a
Conduit Lender in any Lender Group elects not to make any such Loan, the
Committed Lenders in such Lender Group will make such Loan, in each case subject to the terms and conditions contained therein.

     6. Each of the Originators, the Transferor, the European Purchaser and the
Borrower is a Subsidiary of TRW Acquisition and TRW Acquisition is expected to receive substantial direct and indirect benefits from (a) the sales of
Receivables by the North American Originators to the Transferor pursuant to the
North American Originator Purchase Agreement, (b) the sales of Receivables by the European Originators to the European Purchaser pursuant to the European
Originator Purchase Agreement and (c) the servicing of the Receivables by the
Collection Agent Parties pursuant to the Servicing Agreement (which benefits are hereby acknowledged).

     7. As an inducement for (a) the Transferor to continue to purchase
Receivables from the North American Originators pursuant to the North American
Originator Purchase Agreement, (b) the European Purchaser to purchase
Receivables from the European Originators pursuant to the European Originator
Purchase Agreement, (c) the Transferor to make loans to the European Purchaser pursuant to the European Loan Agreement, (d) the Borrower to continue to purchase Receivables and loans pursuant to the Transfer Agreement, and (e) for the Administrative Agent, the Funding Agents, the Lenders and the other Secured
Parties to continue to participate in the transactions contemplated by the
Receivables Loan Agreement, the Performance Guarantors have agreed to jointly and severally guaranty the due and punctual performance by each Originator and
Collection Agent Party of their respective Obligations (as hereinafter defined)
under the Transaction Documents.

                                    AGREEMENT

     NOW, THEREFORE, each Performance Guarantor hereby agrees as follows:

         Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Receivables
Loan Agreement. In addition:

         "Obligations" means, collectively, all covenants, agreements, terms, conditions and indemnities to be performed and observed by each Originator
(whether in its capacity as a "Seller" under an Originator Purchase Agreement, a
Collection Agent Party or otherwise) under and pursuant to the Originator
Purchase Agreements, the Servicing Agreement and each other Transaction Document to which such Originator is a party, including, without limitation, the due and punctual payment when due of all sums which are or may become due and owing by such Originator under such Transaction Documents, whether for fees, expenses
(including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason

and including, without limitation, interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding (in each case whether or not allowed as a claim in such proceeding).
For the avoidance of doubt, references in this Guaranty to an "Originator" shall be deemed to refer to such party in its capacity as an Originator, a Seller, a
Collection Agent Party and in any other capacity it may have under the
Transaction Documents.

         Section 2. Guaranty of Performance of Obligations. Each Performance
Guarantor hereby guarantees to each Recipient and each other Secured Party
(collectively, the "Beneficiaries"), the full and punctual payment and performance when due by each Originator of its respective Obligations. This
Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the respective Obligations of each
Originator under the Transaction Documents and each other document executed and delivered by such Originator pursuant to the Transaction Documents and is in no way conditioned upon any requirement that any Beneficiary first attempt to collect from such Originator, any other Performance Guarantor or any other
Person, any amounts owing by such Originator to such Beneficiary or resort to any collateral security, any balance of any deposit account or credit on the books of such Beneficiary in favor of such Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of its respective Obligations, each Beneficiary (or its assigns) may require the immediate performance thereof by any Performance
Guarantor and require any payment of any Obligations that are then due and payable to such Beneficiary (or its assigns) to be paid by any Performance
Guarantor, without other demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by each Performance
Guarantor.

         Section 3. Performance Guarantors' Further Agreements to Pay. Each
Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to each Beneficiary (and its assigns), forthwith upon demand in funds immediately available to such Beneficiary, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by such Beneficiary in connection with the enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a year of 365 or 366 days, as the case may be)
equal to the Base Rate plus 2% per annum, such rate of interest changing when and as the Base Rate changes; provided, that in no event shall such rate exceed the maximum rate permitted by applicable law.

         Section 4. Waivers by each Performance Guarantor. Each Performance
Guarantor waives, to the maximum extent permitted by applicable law, (a) notice of acceptance of this Guaranty, (b) presentment, demand, protest, notice of any action taken or omitted by any Beneficiary (or its assigns) in reliance on this
Guaranty, and (c) any requirement that any Beneficiary (or its assigns) be diligent or prompt in making demands under this Guaranty, giving notice of any
Termination Event, other default or omission by any Originator or asserting any other rights of such Beneficiary under this Guaranty. Each Performance Guarantor also waives, to the maximum extent permitted by applicable law, any right
(whether now existing or hereafter arising) to require a Beneficiary, as a condition to the enforcement of this Guaranty, (x) to accelerate the
Obligations, (y) to give notice to such Performance Guarantor of the terms, time and place of any sale of any security for the Obligations and (z) to proceed against any

Originator or any other guarantor or to proceed against or exhaust any security for the Obligations. Each Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on any Beneficiary to provide such information, now or in the future.
Each Performance Guarantor also irrevocably waives, to the maximum extent permitted by applicable law, all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Each Beneficiary (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of any Performance Guarantor and without relieving any Performance Guarantor of any liability under this
Guaranty, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as such Beneficiary in its sole discretion deems fit, and to this end each Performance Guarantor agrees that, to the maximum extent permitted by applicable law, the validity and enforceability of this Guaranty, including without limitation, the provisions of Section 8 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy in connection with any Termination Event or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof, or any security therefor, or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of any Originator or any part thereof or amounts which are not covered by this Guaranty even though any Beneficiary (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of any Originator or to amounts which are not covered by this Guaranty; (g) the existence of any claim, setoff or other rights which any Performance Guarantor may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; (i) any failure on the part of any
Originator to perform or comply with any term of the Transaction Documents or any other document executed in connection therewith or delivered thereunder; (j)
any disability or other defense of any Person with respect to the Obligations, whether consensual or arising by operation of law; or (k) any other circumstance whatsoever (with or without notice to or knowledge of any Performance Guarantor)
which constitutes, or might be construed to constitute, an equitable or legal discharge of such Performance Guarantor under this Guaranty, all whether or not such Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (j) of this Section 4.

         Section 5. Unenforceability of Obligations Against An Originator.
Notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any

way affect the validity, enforceability or the payment when due of the
Obligations; (c) the failure of any Originator or any Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the
Obligations or this Guaranty; or (d) if any of the moneys included in the
Obligations have become unrecoverable from any Originator for any other reason other than indefeasible payment in full of the payment Obligations in accordance with their terms, this Guaranty shall nevertheless be binding on each
Performance Guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by the Performance
Guarantors.

         Section 6. Representations and Warranties. Each Performance Guarantor
(with respect to paragraphs (a), (b), (c), (d), (m) and (o) below) and TRW
Acquisition (with respect to each other paragraph in this Section 6) hereby represents and warrants to each Beneficiary as of the date hereof and as of the date of each purchase under an Originator Purchase Agreement, each loan under the European Loan Agreement, each purchase under the Transfer Agreement and each
Loan and Release under the Receivables Loan Agreement (except that the representations set forth in paragraphs (g), (h) and (k) below shall be required to be made only as of the date of each Loan and each Reporting Date) that:

         (a) Such Performance Guarantor is duly organized, validly existing and, if organized under the laws of one of the states of the United States of
America, in good standing under the laws of its jurisdiction of organization, and, is duly qualified to do business, and is in good standing as a foreign corporation or company, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

         (b) The execution, delivery and performance by such Performance
Guarantor of this Guaranty (i) have been duly authorized by all necessary corporate action and (ii) will not (A) violate (1) such Performance Guarantor's organizational documents, (2) any Law applicable to such Performance Guarantor or (3) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Performance Guarantor is a party or by which it or any of its property is or may be bound or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation of a material right or acceleration of any material payment obligations under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (ii) of this Section 6(b), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Guaranty has been duly executed and delivered by such Performance Guarantor.

         (c) No authorization or approval or other action by, and no notice to or filing with, any Official Body is required for the due execution, delivery and performance by such Performance Guarantor of this Guaranty or any other document to be delivered by it hereunder, except for such as have been obtained or made and are in full force and effect.

         (d) This Guaranty constitutes the legal, valid and binding obligation of such Performance Guarantor enforceable against such Performance Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii)
implied covenants of good faith and fair dealing.

         (e) TRW Acquisition has heretofore furnished to each Beneficiary combined balance sheets and combined statements of income, cash flows and owners' equity of TRW Automotive Inc. and its subsidiaries (i) as of and for the fiscal years ended December 31, 1999 (in the case of the combined statements of income, cash flows and owners' equity), December 31, 2000 and December 31, 2001, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants as set forth in the Offering Memorandum (as defined in the
Senior Credit Agreement) and (ii) as of and for the nine-month period ended
September 30, 2002, reviewed by Ernst & Young LLP pursuant to Statement of
Auditing Standards No. 71, as set forth in the Offering Memorandum. Such combined financial statements present fairly, in all material respects, the financial position and results of operations of TRW Automotive Inc. and its subsidiaries as of such dates and for such periods. Neither TRW Acquisition nor any of its Subsidiaries has or shall have as of the Closing Date any Guarantee, contingent liability or liability for Taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, that individually is material and is not reflected in the foregoing statements or the notes thereto, other than pursuant to the
Transaction Documents and the Loan Documents (as defined in the Senior Credit
Agreement or otherwise in connection with the Transactions (as defined in the
Senior Credit Agreement) or in respect of obligations under purchase and sale agreements entered into in the ordinary course of business. Such financial statements were prepared in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes in the cases of clauses (ii) and (iii)
above).

         (f) TRW Acquisition has heretofore furnished to the Beneficiaries its pro forma consolidated balance sheet as of September 30, 2002, prepared giving effect to the Transactions (as defined in the Senior Credit Agreement) as if the
Transactions (as defined in the Senior Credit Agreement) had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Offering Memorandum (which assumptions are believed by TRW Acquisition to have been reasonable at the time made and to be reasonable as of the Closing Date), (ii) subject to the assumptions described in such
Offering Memorandum, accurately reflects all adjustments necessary to give effect to the Transactions and (iii) subject to the assumptions and qualifications described in the Offering Memorandum, presents fairly, in all material respects, the pro forma financial position of TRW Acquisition and its
Subsidiaries as of September 30, 2002, as if the Transactions had occurred on such date.

         (g) Since December 31, 2001, there has been no Material Adverse Effect.

         (h) Except as set forth on Schedule I, (i) as of the initial Borrowing
Date, there are no actions, suits or proceedings at law or in equity or by or before any Official Body or in arbitration now pending or, to the actual knowledge of a Responsible Officer of TRW Acquisition, threatened in writing against or affecting TRW Acquisition or any of its Subsidiaries or any of their respective business, property or rights and (ii) as of each other Borrowing Date and Reporting Date, there are no actions, suits or proceedings at law or in equity or by or before any Official Body or in arbitration, or, to the actual knowledge of a Responsible Officer of TRW Acquisition, threatened in writing against or affecting TRW Acquisition or any of its Subsidiaries or any of their respective business, property or rights as to which in either case an adverse determination is reasonably probable and which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (i) All information, exhibits, documents, books, records and reports furnished in writing at any time by or on behalf of TRW Acquisition in connection with the Transaction Documents is accurate in all material respects as of its date or (except as otherwise disclosed to the Recipients at such time)
as of the date so furnished. The Offering Memorandum is accurate in all material respects as of its date and does not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. All financial statements and other financial data which have been or shall hereafter be furnished by TRW Acquisition to any Beneficiary pursuant to Section 7 fairly present, and will fairly present, in all material respects, the financial condition of TRW Acquisition and its consolidated subsidiaries as of the dates set forth therein and the results of operations of
TRW Acquisition and its consolidated subsidiaries for the periods ended on such dates.

         (j) TRW Acquisition is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

         (k) TRW Acquisition and its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the provisions of the IRC relating to Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred during the past five years as to which TRW Acquisition or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed and reports the failure of which to file could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the present value of all benefit liabilities under each Plan of TRW Acquisition and the ERISA
Affiliates (based on those assumptions used to fund such Plan), did not as of the last annual valuation date applicable thereto for which a valuation is available, exceed the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (on a termination basis and based on those assumptions used to fund each such Plan by an amount that could reasonably be expected to have a Material Adverse Effect), as of the last annual valuation dates applicable thereto for which valuations are available, exceed the value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have a Material Adverse Effect. None of TRW
Acquisition and the ERISA Affiliates has incurred or could reasonably be expected to

incur any Withdrawal Liability that could reasonably be expected to have a
Material Adverse Effect. None of TRW Acquisition and the ERISA Affiliates has
received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made to such Plan or otherwise, a Material Adverse
Effect.

         (l) Except as set forth on Schedule III, TRW Acquisition has filed or caused to be filed all material tax returns and has paid or caused to be paid or made adequate provision for all material taxes due and payable by it and all material assessments received by it except to the extent that non-payment: (i)
is being contested in good faith; or (ii) could not reasonably be expected to result in a Material Adverse Effect.

         (m) The direct and indirect benefits to such Performance Guarantor from the transactions contemplated by the Transaction Documents provide fair consideration and reasonably equivalent value to such Performance Guarantor for the obligations it undertakes pursuant to this Guaranty.

         (n) Each Originator is a wholly-owned direct or indirect Subsidiary of
TRW Acquisition.

         (o) Such Performance Guarantor's obligations hereunder rank at least pari passu with all other unsecured unsubordinated Indebtedness of such
Performance Guarantor.

         Section 7. Covenants. Until the Final Payout Date, TRW Acquisition
will:

         (a) Reporting. Maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to each Recipient and each Funding Agent:

         (i) Annual Reporting. Within 90 days (or such shorter period as the
     Securities and Exchange Commission shall specify for the filing of Annual
     Reports on Form 10-K) after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners'
     equity showing the financial position of TRW Acquisition and its consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of
     TRW Acquisition and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by TRW
     Acquisition of Annual Reports on Form 10-K of TRW Acquisition and its
     consolidated Subsidiaries shall satisfy the requirements of this Section
     7(a)(i) to the extent such Annual Reports include the information specified herein; provided that for the fiscal year ended December 31, 2002, TRW
     Acquisition shall furnish (i) not later than March 31, 2003, an unaudited combined balance sheet and related unaudited statements of income and cash flows as of the close of such fiscal year, all certified by a
     Financial Officer of TRW Acquisition as fairly presenting, in all material respects, the financial position and results of operations of TRW
     Automotive Inc. and subsidiaries on a combined basis in accordance with
     GAAP (subject to the absence of footnotes and purchase accounting) and (ii)
     as promptly as practicable after the Closing Date, and in no event later than May 15, 2003, a combined balance sheet and related statements of operations, cash flows and owners' equity showing the financial position of the TRW Automotive Inc. and subsidiaries as of the close of such fiscal year and the combined results of their operations during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such combined financial statements fairly present, in all material respects, the financial position and results of operations of TRW Automotive Inc. and subsidiaries on a combined basis in accordance with GAAP.

         (ii) Quarterly Reports. Within 45 days (or such shorter period as the
     SEC shall specify for the filing of Quarterly Reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of TRW Acquisition and its consolidated Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by a Financial
     Officer of TRW Acquisition, as fairly presenting, in all material respects, the financial position and results of operations of TRW Acquisition and its
     Subsidiaries on a consolidated basis in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes and except that purchase accounting may be reflected on a preliminary basis in financial statements delivered for the fiscal quarters ending in 2003) (it being understood that the delivery by TRW Acquisition of (i) Quarterly Reports on
     Form 10-Q of TRW Acquisition and its consolidated subsidiaries shall satisfy the requirements of this Section 7(a)(ii) to the extent such
     Quarterly Reports include the information specified herein and (ii) with respect to the fiscal quarters ended in 2003, a Registration Statement on
     Form S-4 to the extent that such Registration Statement includes the information specified herein);

         (iii) Compliance Certificates. (x) Concurrently with any delivery of financial statements under (i) or (ii) above, a certificate of a Financial
     Officer of TRW Acquisition (A) certifying that no Termination Event or
     Incipient Termination Event has occurred or, if such a Termination Event or
     Incipient Termination Event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12 of the Senior Credit
     Agreement and (y) concurrently with any delivery of financial statements under (i) above, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Incipient
     Termination Event or Termination Event (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations).

         (iv) ERISA. Promptly after a Responsible Officer of TRW Acquisition obtains actual knowledge thereof, notice of the occurrence of any ERISA
     Event, that together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of TRW Acquisition and all
     ERISA Affiliates in an aggregate amount in excess of $60,000,000.

         (v) Debt Ratings. Promptly after a Responsible Officer of TRW
     Acquisition obtains actual knowledge thereof, notice of any downgrade in the Debt Rating (or the withdrawal by either S&P or Moody's of a Debt
     Rating) of TRW Acquisition, setting forth the Indebtedness affected and the nature of such change (or withdrawal).

         (vi) Periodic Reporting. Promptly after the same becomes publicly available, copies of all periodic and other publicly available reports, proxy statements, and, to the extent requested by the Administrative Agent, other materials filed by Holdings, Intermediate Holdings, TRW Acquisition or any of the respective Subsidiaries with the United States Securities and
     Exchange Commission, or distributed to its stockholders generally, as applicable; provided, that the items required to be delivered pursuant to this clause (vi) shall be deemed to have been delivered on the date when reports containing such items are posted on the Edgar system maintained on the internet by the United States Securities and Exchange Commission.

         (vii) Litigation; Material Adverse Effect. Promptly after a Responsible
     Officer of TRW Acquisition obtains actual knowledge thereof, notice of (A)
     the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Official Body or in arbitration against Holdings, Intermediate Holdings or any other Transaction Party or any of their Subsidiaries as to which an adverse determination is reasonably probable and which could reasonably be expected to have a
     Material Adverse Effect and (B) any other event or condition that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect.

         (viii) Other Information. Such other information respecting the condition or operations, financial or otherwise, of TRW Acquisition
     (including, without limitation, information regarding any pending or threatened litigation) as any Beneficiary may from time to time reasonably request.

         (b) Compliance with Laws, Etc. Comply in all respects with all applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect.

         Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, each Performance Guarantor: (a) hereby waives until the Final Payout Date all rights of subrogation (whether contractual, under
Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of any Beneficiary against any

                                       10

Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which such
Performance Guarantor might now have or hereafter acquire against any Originator that arise from the existence or performance of such Performance Guarantor's obligations hereunder, (b) will not claim any setoff, recoupment or counterclaim in respect of any liability of any Originator to such Performance Guarantor and
(c) waives any benefit of and any right to participate in any collateral security which may be held by any Beneficiary. The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to such
Performance Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Each Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, such
Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to such Performance Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, any Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any
Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by such Performance Guarantor as trustee for the Beneficiaries and be paid over to the Administrative Agent on account of the
Obligations without affecting in any manner the liability of such Performance
Guarantor under the other provisions of this Guaranty. The provisions of this
Section 8 shall be supplemental to and not in derogation of any rights and remedies of any Beneficiary under any separate subordination agreement which any
Beneficiary may at any time and from time to time enter into with any
Performance Guarantor.

         Section 9. Termination of Performance Guaranty. The Performance
Guarantors' obligations hereunder shall continue in full force and effect until all Obligations are indefeasibly paid and satisfied in full and each of the
Originator Purchase Agreements, the European Loan Agreement, the Transfer
Agreement and the Receivables Loan Agreement is terminated, provided, that this
Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not either
Recipient (or its assigns) is in possession of this Guaranty. No invalidity, irregularity or unenforceability by reason of any bankruptcy, insolvency or other similar Law (whether foreign or domestic), or any Law or order of any
Official Body purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of any
Performance Guarantor under this Guaranty.

         Section 10. Effect of Bankruptcy. This Guaranty shall survive the bankruptcy or insolvency of any Originator and the commencement of any case or proceeding by or against any Originator under the federal bankruptcy code or any other applicable bankruptcy, insolvency or similar Law (whether foreign or domestic). No automatic stay under the federal bankruptcy code with respect to any Originator or any other applicable bankruptcy, insolvency or similar Law
(whether foreign or domestic) to which any Originator is subject shall postpone the obligations of any Performance Guarantor under this Guaranty.

                                       11

         Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, at any time after the occurrence and during the continuance of a Termination Event, each Lender is hereby authorized at any time and from time to time, without notice to a Performance Guarantor (any such notice being expressly waived by such Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of such Performance Guarantor under this Guaranty, whether or not such Beneficiary shall have made any demand under this Guaranty and although such Obligations may be contingent or unmatured.

         Section 12. Taxes. All payments to be made by any Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If any
Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Beneficiary receives a net sum equal to the sum which they would have received had no deduction or withholding been made. Notwithstanding the provisions of this
Section 12, (i) any Performance Guarantor's obligation to pay any taxes shall exclude the obligation to pay Excluded Taxes and (ii) each Performance Guarantor shall have the same rights and obligations of the Borrower under (x) Section
2.15(e) of the Receivables Loan Agreement, provided that such Performance
Guarantor has informed any applicable Beneficiary that such Performance
Guarantor will be making payments to the Beneficiary pursuant to this Guaranty and that the Beneficiary must provide the documentation specified therein, (y)
Section 2.15(f) of the Receivables Loan Agreement and (z) if such Performance
Guarantor has informed any applicable Beneficiary that such Performance
Guarantor will be making payments to the Beneficiary pursuant to this Guaranty,
Section 2.19 of the Receivables Loan Agreement, with respect to any additional amounts paid by it pursuant to this Section 12.

         Section 13. Successors and Assigns.

         (a) This Guaranty shall be binding upon each Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by each Beneficiary and its successors and assigns. No Performance
Guarantor may assign or transfer any of its obligations hereunder without the prior written consent of the Transferor, the European Purchaser (if then a party hereto), the Borrower, the Administrative Agent and the Required Committed
Lenders. If then a party hereto, the European Purchaser may assign or otherwise transfer its rights hereunder to the Transferor pursuant to the European Loan
Agreement. The Transferor may assign or otherwise transfer its rights hereunder to the Borrower pursuant to the Transfer Agreement and the Borrower may assign or otherwise transfer its rights hereunder to Administrative Agent and the
Lenders pursuant to the Receivables Loan Agreement.

         (b) Each Performance Guarantor acknowledges that the Borrower, pursuant to the Receivables Loan Agreement, shall assign to the Administrative Agent, for the benefit of the Secured Parties thereunder, all of its rights, remedies, powers and privileges hereunder and that each such Secured Party may further assign such rights, remedies, powers and privileges to the extent permitted in the Receivables Loan Agreement. Each Performance Guarantor agrees that the
Administrative Agent, as the assignee of the Borrower, shall have the right to enforce this Performance Guaranty and to exercise directly all of the Borrower's rights and remedies under

                                       12

this Performance Guaranty (including, without limitation, the right to give or withhold any consents or approvals of the Borrower to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to the Borrower's assigns in the provisions of this Guaranty which set forth such rights and remedies) and each Performance Guarantor agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies. Each Performance Guarantor further agrees to give to the
Administrative Agent copies of all notices it is required to give to the
Borrower hereunder.

         Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Performance
Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Transferor, the European Purchaser (if then a party hereto), the
Borrower, the Administrative Agent, the Required Committed Lenders and the
Performance Guarantors. No failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 15. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number specified below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 15 and confirmation is received, (b)
if given by mail three Business Days following such posting, postage prepaid,
U.S. certified or registered, (c) if given by overnight courier, one Business
Day after deposit thereof with a national overnight courier service, or (d) if given by any other means, when received at the address specified in this Section
15.

         If to TRW Acquisition, to its address set forth on Schedule II.

         If to any Performance Guarantor (other than TRW Acquisition) to its notice address set forth in the North American Originator Purchase Agreement or
European Originator Purchase Agreement, as applicable.

         If to a Recipient, to its address set forth on Schedule II.

         Section 16. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 17. Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or
Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may

                                       13

effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Each of the Sellers and the Buyer consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 15. Nothing in this Section 17 shall affect the right of any Seller or the Buyer (or their respective assigns) to serve legal process in any other manner permitted by law.

         Section 18. Bankruptcy Petition. Each Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Transferor, the Borrower or the European Purchaser
any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of any jurisdiction
(whether foreign or domestic). Each Performance Guarantor further agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in the definition of "Event of Bankruptcy" in the Receivables Loan
Agreement so long as any Commercial Paper or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper or other senior indebtedness shall have been outstanding.

         Section 19. WAIVER OF JURY TRIAL. EACH PERFORMANCE GUARANTOR HEREBY
WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY
JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER
SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO ,
OR CONNECTED WITH THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

         Section 20. Miscellaneous. This Guaranty constitutes the entire agreement of the Performance Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the
Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Performance Guarantor's liability under this
Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by such
Performance Guarantor or any Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "Section"
shall mean a reference to sections of this Guaranty.

                                       14

         IN WITNESS WHEREOF, each Performance Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                    TRW AUTOMOTIVE U.S. LLC

                                    By     /s/ David L. Bialosky
                                           ---------------------
                                    Name:  David L. Bialosky
                                    Title: Vice President and General Counsel

                                    KELSEY-HAYES COMPANY

                                    By     /s/ David L. Bialosky
                                           ---------------------
                                    Name:  David L. Bialosky
                                    Title: Secretary and Vice President

                                    TRW AUTOMOTIVE U.S. LLC

                                    By     /s/ David L. Bialosky
                                           ---------------------
                                    Name:  David L. Bialosky
                                    Title: Vice President and General Counsel

                                    TRW VEHICLE SAFETY SYSTEMS INC.

                                    By     /s/ David L. Bialosky
                                           ---------------------
                                    Name:  David L. Bialosky
                                    Title: Secretary and Vice President

                                    LAKE CENTER INDUSTRIES
                                    TRANSPORTATION, INC.

                                    By     /s/ David L. Bialosky
                                           ---------------------
                                    Name:  David L. Bialosky
                                    Title: Secretary and Vice President

                                    TRW AUTOMOTIVE GLOBAL RECEIVABLES LLC

                                    By     /s/ David L. Bialosky
                                           ---------------------
                                    Name:  David L. Bialosky
                                    Title: Secretary and Vice President

ACKNOWLEDGED AND ACCEPTED:

TRW AUTOMOTIVE RECEIVABLES LLC
as Transferor

By /s/ David L. Bialosky
   -----------------------------------------------------
Name:  David L. Bialosky
Title: Vice President and General Counsel

TRW AUTOMOTIVE GLOBAL RECEIVABLES LLC
as Borrower

By /s/ David L. Bialosky
   -----------------------------------------------------
Name:  David L. Bialosky
Title: Vice President and General Counsel

JPMORGAN CHASE BANK
as Administrative Agent

By /s/ Christopher Lew
   -----------------------------------------------------
Name:  Christopher Lew
Title: Assistant Vice President

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